Exhibit 21.1

Subsidiary	Jurisdiction of Formation
United States:
Aramark Intermediate HoldCo Corporation	Delaware
Aramark Services, Inc.	Delaware
American Snack & Beverage, LLC	Florida
Aramark American Food Services, LLC	Ohio
Aramark Business & Industry, LLC	Delaware
Aramark Business Center, LLC	Delaware
Aramark Business Dining Services of Texas, LLC	Texas
Aramark Business Facilities, LLC	Delaware
Aramark Campus, LLC	Delaware
Aramark Concession Services Joint Venture	Texas
Aramark Construction And Energy Services, LLC	Delaware
Aramark Construction Services, Inc.	Delaware
Aramark Consumer Discount Company	Pennsylvania
Aramark Converge Network, LLC	Delaware
Aramark Correctional Services, LLC	Delaware
Aramark Educational Group, LLC	Delaware
Aramark Educational Services of Texas, LLC	Texas
Aramark Educational Services, LLC	Delaware
Aramark Entertainment, LLC	Delaware
Aramark Facility Services, LLC	Delaware
Aramark FHC Business Services, LLC	Delaware
Aramark FHC Correctional Services, LLC	Delaware
Aramark FHC Kansas, Inc.	Kansas
Aramark FHC School Support Services, LLC	Delaware
Aramark FHC Sports And Entertainment Services, LLC	Delaware
Aramark FHC, LLC	Delaware
Aramark Food And Support Services Group, Inc.	Delaware
Aramark Food Service of Texas, LLC	Texas
Aramark Food Service, LLC	Delaware
Aramark FSM, LLC	Delaware
Aramark Global, Inc.	Delaware
Aramark Healthcare Support Services, LLC	Delaware
Aramark HRV, LLC	Delaware
Aramark Industrial Services, LLC	Delaware
Aramark Japan, LLC	Delaware
Aramark Lakewood Associates	Georgia
Aramark Management Services Limited Partnership	Delaware
Aramark Management, LLC	Delaware
Aramark Mexico Group, LLC	Delaware
Aramark Organizational Services, LLC	Delaware

Aramark Personnel Services, LLC	Delaware
Aramark Processing, LLC	Delaware
Aramark RBI, Inc.	Delaware
Aramark Receivables, LLC	Delaware
Aramark Refreshment Group, Inc.	Delaware
Aramark Refreshment Services, LLC	Delaware
Aramark Schools Facilities, LLC	Delaware
Aramark Schools, LLC	Delaware
Aramark SCM, Inc.	Delaware
Aramark Senior Living Services, LLC	Delaware
Aramark Services of Kansas, Inc.	Kansas
Aramark Services of Puerto Rico, Inc.	Delaware
Aramark SMMS LLC	Delaware
Aramark SMMS Real Estate LLC	Delaware
Aramark Sports And Entertainment Group, LLC	Delaware
Aramark Sports And Entertainment Services of Texas, LLC	Texas
Aramark Sports And Entertainment Services, LLC	Delaware
Aramark Sports Facilities, LLC	Delaware
Aramark Sports, LLC	Delaware
Aramark Technical Services North Carolina, Inc.	North Carolina
Aramark Technical Services of New York, LLC	Delaware
Aramark Togwotee, LLC	Delaware
Aramark Trademark Services, Inc.	Delaware
Aramark U.S. Offshore Services, LLC	Delaware
Aramark/Globetrotters, LLC	Delaware
Aramark/GM Concessions Joint Venture	Pennsylvania
Aramark/HMS, LLC	Delaware
Aramark/Martin's Stadium Concession Services OPACY Joint Venture	Maryland
Aramark/QHC LLC	Delaware
Aramark/SFS Joint Venture	Delaware
Aramark-Clarksville Club, Inc.	Arkansas
Avendra Gaming, LLC	Delaware
Avendra Replenishment, LLC	Delaware
Avendra, LLC	Delaware
Badlands Hospitality Group, LLC	Delaware
Bridgeburg Investment Holdings, LLC	Delaware
Bryce Hospitality Group, LLC	Delaware
BuyEfficient, LLC	Delaware
Casa Grande Hospitality, LLC	Delaware
Chi-Town Hospitality, LLC	Delaware
Corporate Coffee Systems LLC	Delaware
Crater Lake Hospitality, LLC	Delaware
Destinations Historic Preservation, LLC	Delaware

Entier USA, Inc.	Texas
Eversafe Services, LLC	Delaware
Farm-Logix, LLC	Delaware
Filterfresh Coffee Service, LLC	Delaware
Filterfresh Franchise Group, LLC	Delaware
Freedom Ferry Services, LLC	Delaware
Glen Canyon Rafting Hospitality, LLC	Delaware
Good Uncle Services, LLC	Delaware
Gourmet Aramark Services, LLC	Delaware
Harry M. Stevens, Inc. of New Jersey	New Jersey
Harry M. Stevens, Inc. of Penn.	Pennsylvania
Harry M. Stevens, LLC	Delaware
Hospitality at Olympic Peninsula, LLC	Delaware
HPSI Purchasing Services LLC	Delaware
Institutional Processing Services LLC	Delaware
Lake Tahoe Cruises, LLC	California
Liberty Islands Hospitality, LLC	Delaware
Lifeworks Restaurant Group, LLC	Delaware
Next Level Hospitality Services, LLC	Delaware
Next Level PEO, LLC	Delaware
NLAL Hospitality, LLC	Delaware
NLNC Hospitality, LLC	Delaware
NLPA Hospitality, LLC	Delaware
North Rim Hospitality, LLC	Delaware
NYC Catering Services, LLC	Delaware
Olympic Peninsula Hospitality, LLC	Delaware
OMA Restaurants, LLC	Delaware
Paradise Hornblower, LLC	California
Premier Offshore Catering, LLC	Louisiana
Restaura, Inc.	Michigan
Scenic Safaris, LLC	Delaware
Travel Systems, LLC	Nevada
Unica-Aramark JV, LLC	Delaware
Union Supply Commissary Solutions, Inc.	California
Union Supply Group, Inc.	California
Wilderness River Adventures, LLC	Delaware
Yosemite Hospitality, LLC	Delaware

International:
Aramark (BVI) Limited	British Virgin Islands
Aramark B.V.	Netherlands
Aramark Canada Ltd.	Canada
Aramark Catering (Pingdu City) Co., Ltd.	China
Aramark Catering Services (Anfu) Co., Ltd	China
Aramark Catering Services (Shanghai) Co., Ltd.	China
Aramark CCT Trustees Limited	United Kingdom
Aramark China Holdings Limited	Hong Kong
Aramark Cleaning S.A.	Belgium
Aramark Co., Ltd.	Korea
Aramark Defence Services Limited	United Kingdom
Aramark Denmark ApS	Denmark
Aramark Entertainment Services (Canada) Inc.	Canada
Aramark GmbH	Germany
Aramark Holding Deutschland GmBH	Germany
Aramark International Finance S.a.r.l.	Luxembourg
Aramark International Holdings S.a.r.l.	Luxembourg
Aramark Inversiones Latinoamericanas Limitada	Chile
Aramark Investments Limited	United Kingdom
Aramark Ireland Holdings Limited	Ireland
Aramark Japan Holdings Limited	United Kingdom
Aramark Limited	United Kingdom
Aramark Mexico S. de R.L. de C.V.	Mexico
Aramark Norge Offshore AS	Norway
Aramark Norge Offshore Fixed Installations AS	Norway
Aramark Norge Onshore Services AS	Norway
Aramark Offshore Mexico S. de R.L. de C.V.	Mexico
Aramark Offshore Netherlands B.V.	Netherlands
Aramark Property Management Services Jiangsu Co.	China
Aramark Property Service Management (Quzhou) Co., Ltd	China
Aramark Property Services Limited	Ireland
Aramark Quebec Inc.	Quebec
Aramark Regional Treasury Europe, DAC	Ireland
Aramark Remote Workplace Services Ltd.	Alberta
Aramark Restaurations GmbH	Germany
Aramark S. de R.L. de C.V.	Mexico
Aramark S.A.	Belgium
Aramark S.A.R.L.	Luxembourg
Aramark Service Industries (China) Co., Ltd.	China
Aramark Service Industries (Shenzhen) Co., Ltd.	China
Aramark Service Industry (Hainan) Co.	China
Aramark Service Industry (Pingxiang City) Co.	China

Aramark Services SA	Belgium
Aramark Services, S.R.O.	Czech Republic
Aramark Servicios de Catering, S.L.	Spain
Aramark Servicios Industriales de Mexico, S. de R.L. de C.V.	Mexico
Aramark Servicios Integrales, S.A.	Spain
Aramark Servicios Mineros y Remotos Limitada	Chile
Aramark Servicios SRL	Argentina
Aramark Servicos Alimenticios e Participacoes Ltda.	Brazil
Aramark Trustees Limited	United Kingdom
Aramark Workplace Solutions (UK) Ltd.	United Kingdom
Aramark, S.R.O.	Czech Republic
ARAMONT Company Ltd.	Bermuda
Avendra Canada Inc.	Canada
Avendra Canada Replenishments Inc.	Canada
Avoca Handweavers Designs Limited	Ireland
Avoca Handweavers Limited	Ireland
Avoca Handweavers NI Limited	Ireland
Avoca Handweavers Shops Limited	Ireland
Beijing Golden Collar Dining Ltd	China
Bellboy AcquisitionCo, S.L.U.	Spain
BrownsPlus+	Canada
By Word of Mouth Limited	United Kingdom
Campbell Catering (N.I.) Ltd	United Kingdom
Campbell Catering Holdings Limited	Ireland
Campbell Catering Ltd	Ireland
Campbell Catering Services	Ireland
CDR Mantenimiento Integral S.A.	Chile
Central Andina S.R.L.	Argentina
Central de Abastecimiento Limitada	Chile
Central de Restaurantes Aramark Limitada	Chile
Central de Restaurantes ARAMARK Multiservicios Limitada	Chile
Central de Restaurantes S.R.L.	Argentina
Central Multiservicios S.R.L.	Argentina
Central Region S.R.L.	Argentina
Centrapal S.R.L.	Argentina
Centro de Innovacion y Servicio S.A.	Chile
Comertel Educa SLU	Spain
Comertel Residencias SLU	Spain
Comertel SA	Spain
Complete Purchasing Services Inc.	Canada
Distribuidora Dominicana de Hoteles, S.R.L.	Dominican Republic
Distributor JV Limited	British Virgin Islands
Dongguan Best Property Management Co., Ltd.	China

Eat Perfect, s.r.o	Czech Republic
Entier Australia Party Limited	Australia
Entier Canada Limited	Canada
Entier Limited	Scotland
Entier New Zealand Limited	New Zealand
Entier Newfoundland Limited	Canada
Entier Saudi Arabia	Saudi Arabia
Expert Cost Control Limited	Ireland
First Choice Purchasing Limited	Ireland
Food JV Limited	British Virgin Islands
GA-BE-SHI-WIN GP Inc.	Canada
Gestion de Alimentacion y Limpieza Colectividades SLU	Spain
Graysons Hospitality Limited	United Kingdom
Graysons Limited	United Kingdom
Graysons Restaurants Limited	United Kingdom
Graysons Venues Limited	United Kingdom
GTB Gastro Team Bremen GmBH	Germany
Hocatsacinco, S.A.U.	Spain
Instituto ICS S.A.	Chile
Inversiones Aramark Chile Limitada	Chile
Inversiones Centralcorp Limitada	Chile
Inversiones en Aseo y Mantenimiento S.A.	Chile
Inversiones Punta Maroma, S.A. de C.V.	Mexico
Irish Estates (Facilities Management) Limited	Ireland
Landsea Camp and Catering Services Ltd.	Alberta
Lighthouse Camp Services Ltd.	Alberta
LUHL-Aramark GP Inc.	Ontario
Mill Mount Weavers Limited	Ireland
Morris Group Canada, Inc.	Canada
NNL Aramark Hospitality Services Ltd.	Canada
One Circle Events Limited	United Kingdom
Pelican Procurement Services Limited	England & Wales
Restaurationsbetriebe Stockheim GmbH	Germany
St James Facilities Services Limited	United Kingdom
Trinity Hospitality Services GmbH	Germany
Trinity Hospitality Services SARL	France
Trinity Purchasing B.V.	Netherlands
Trinity Purchasing Limited	Ireland
Trinity Purchasing N.V.	Belgium
Trinity Purchasing UK Limited	United Kingdom
Vector Workplace and Facility Management Limited	Ireland
Veris UK Limited	United Kingdom

Visionary Catering Ltd.	Canada
Wilson Vale Catering Management Limited	United Kingdom
Wilson Vale Holdings Limited	United Kingdom
Word on the Street (UK Events) Limited	United Kingdom